EXHIBIT 3.2

Effective March 25, 2008, the Company’s bylaw was amended by deleting in its entirety Section 8.3(a), which formerly provided as follows:

“Subject to the provisions of the Act, no transfer of shares shall be registered in a securities register except upon presentation of the Certificate representing such shares with a transfer endorsed thereon or delivered therewith duly executed by the registered holder or by his attorney or successor duly appointed, together with such reasonable assurance or evidence of signature, identification and authority to transfer as the Board may from time to time prescribe, upon payment of all applicable taxes and any fees prescribed by the Board, upon compliance with such restrictions on transfer, if any, as are authorized by the Articles, and upon satisfaction of any lien referred to in Section 8.5.”;

and replacing the foregoing with the following:

“Subject to the provisions of the Act, the transfer of a share may only be registered in the Corporation’s securities register upon:

(i)                  presentation of the certificate representing such share with an endorsement, which complies with the Act, made on the certificate or delivered with the certificate, duly executed by an appropriate person as provided by the Act, together with reasonable assurance that the endorsement is genuine and effective, upon payment of all applicable taxes and in any reasonable fees prescribed by the Board; or

(ii)               in the case of shares electronically issued without a certificate, upon receipt of proper transfer instructions from the registered holder of the shares, a duly authorized attorney of the registered owner of the shares or an individual presenting proper evidence of succession, assignment or authority to the transfer of the shares.”

Also effective March 25, 2008, the Company’s bylaw was amended by deleting in its entirety Section 8.7, which formerly provided as follows:

“Every holder of one or more shares of the Corporation shall be entitled, at his option, to a share certificate, or to a non-transferable written acknowledgement of his right to obtain a share certificate, stating the number and list or series of shares held by him as shown on the securities register. Share Certificates and acknowledgements of a Shareholder’s right to a share certificate, respectively, shall be in such form as the Board shall from time to time approve. Any share certificate shall be signed in accordance with Section 2.4 and need not be under the corporate seal; provided that, unless the Board otherwise determines, certificates representing shares in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar. The signature of one of the signing

Officers or, in the case of share certificates which are not valid unless countersigned by or on behalf of a transfer agent and/or registrar, the signatures of both signing Officers, may be printed or mechanically reproduced in facsimile upon share certificates and every such facsimile signature shall for all purposes be deemed to be the signature of the Officer whose signature it reproduces and shall be binding upon the Corporation. A share certificate executed as aforesaid shall be valid notwithstanding that one or both of the Officers whose facsimile signature appears thereon no longer holds office at the date of issue of the Certificate.”;

and replacing the foregoing with the following:

“The shares of the Corporation shall be represented by certificates or, where allowed for or required by applicable law, shall be electronically issued without a certificate.  Every holder of one or more shares of the Corporation is entitled, at the option of the holder, to a share certificate, or a non-transferable written certificate of acknowledgement of the right to obtain a share certificate, stating the number and the class of shares held as shown on the securities register.  Any certificate shall be signed in accordance with these by-laws and need not be under corporate seal.  Certificates may be manually countersigned by at least one director or officer of the Corporation or by or on behalf of a registrar or transfer agent of the Corporation.  Subject to the provisions of the Act, the signature of any signing director, officer, transfer agent or registrar may be printed or mechanically reproduced on the certificate.  Every printed or mechanically reproduced signature is deemed to be the signature of the person whose signature it reproduces and is binding on the Corporation.  A certificate executed as set out in this section is valid even if a director or officer whose printed or mechanically reproduced signature appears on the certificate no longer holds office as of the date of the issue of the certificate.”